CANADIAN (AND NON-UNITED STATES) SUBSCRIPTION AGREEMENT

	Issuer: PolyMet Mining Corp. (the “Company”)		Issue: Up to 15,000,000 units (“Units”) at a price
of US$2.75 per Unit for an aggregate
amount of up to US$41,250,000

Total Principal
Amount of Units
	Purchased: US$ _______________________________		No. of Units Purchased: _______________________________

Name and Address of Purchaser:

Name:	_______________________________	Address:	_______________________________
(Street Address)
	_______________________________		_______________________________
(City, Province or State and Country)
	_______________________________		_______________________________
(Postal or Zip Code)
email address: ____________________________

Note: The Purchaser must either be:

(a)	purchasing the securities offered hereunder as principal or

(b)	deemed to be purchasing such securities as principal, by virtue of being:

(i) a trust company or trust corporation described in paragraph (15) of the definition of “accredited investor” in Schedule A (other than a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered or authorized under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada) or

(ii) a person described in paragraph (16) of the definition of “accredited investor” in Schedule A.

Alternate Registration Instructions for Certificates: The name and address of the person to whom the certificates representing the securities purchased hereunder (the “Certificates”) are to be registered, if other than the Purchaser:

Name:	_______________________________	Address:	_______________________________
(Street Address)
	_______________________________		_______________________________
(City, Province or State and Country)
	_______________________________		_______________________________
(Postal or Zip Code)

Delivery Instructions: The name and address (including contact name and telephone number) of the person to whom the Certificates are to be delivered, if other than the Purchaser:

Name:	___________________________________	Address:	___________________________________
(Street Address)
Contact Name:	___________________________________		___________________________________
(City, Province or State and Country)
Telephone No.:	___________________________________		___________________________________
(Postal or Zip Code)

Note: Purchasers who have requested that the Certificates be registered or delivered in the name of someone other than the Purchaser may do so only for safekeeping or pursuant to a bare trusteeship with respect to such Certificates, in accordance with normal business practices.

These securities have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and may not be offered or sold in the United States or to or for the account or benefit of a U.S. person (as defined in Regulation S under the U.S. Securities Act) unless an exemption from registration is available.

TO: PolyMet Mining Corp.

1.

Subscription. The undersigned (the “Purchaser”) hereby tenders to PolyMet Mining Corp. (the “Company”) this subscription offer which, upon acceptance by the Company, will constitute an agreement (the “Subscription Agreement”) of the Purchaser with the Company to purchase from the Company and, on the part of the Company, to sell to the Purchaser, _______________ units (the “Units”) of the Company whereby each Unit consists of one common share in the capital of the Company (“Common Share”) and one-half (1/2) of one non-transferable common share purchase warrant (“Warrant”), with each whole Warrant entitling the holder to purchase one Common Share at a price of US$4.00 per Common Share for a period of 18 months from the Closing Date (the Units, including the Common Shares and the Warrants collectively referred to herein as the “Purchased Securities”) at an aggregate purchase price of US$_______________(the “Purchase Price”), all on the terms and subject to the conditions set forth in this Subscription Agreement.

2.

The Offering. The Purchaser acknowledges that the Purchased Securities will be issued in connection with the issuance of up to 15,000,000 Units in the aggregate principal amount of up to US$41,250,000 to be sold by the Company pursuant to offerings in the provinces of British Columbia, Alberta and Ontario and the United States (the “Offering”).

3.	Definitions. In this Subscription Agreement, unless the context otherwise requires:

	(a)	“Accredited Investor” means “Accredited Investor” as defined in NI 45-106;

	(b)	“Accredited Investor Status Certificate” means the accredited investor status certificate required to be completed by the Purchaser, in the form of Schedule A attached hereto;

(c)

“Act” means the Securities Act (British Columbia) and the regulations thereunder, together with the instruments, policies, rules, orders, codes, notices and interpretation notes of the Securities Commission, as amended, supplemented or replaced from time to time;

	(d)	“Agreements” means, collectively, this Subscription Agreement and the certificates representing the Common Shares and the Warrants;

	(e)	“AMEX” means the American Stock Exchange;

	(f)	“Closing” means the completion of the issue and sale by the Company and the purchase by the Purchaser of the Purchased Securities pursuant to this Subscription Agreement;

	(g)	“Closing Date” means such date or dates as the Company may determine on which a Closing occurs;

	(h)	“Closing Time” means 1:00 p.m. (Vancouver time) on the Closing Date(s) or such other time as the Company may determine;

	(i)	“Common Shares” means the common shares without par value in the capital of the Company;

(j)	“Designated Provinces” means each of the Provinces of British Columbia, Alberta and Ontario in which the Purchasers reside;

(k)	“Foreign Issuer” means “foreign issuer” as defined in Regulation S;

(l)	“Information” means all publicly available information regarding the Company filed under the Securities Laws;

(m)	“NI 45-106” means National Instrument 45-106 (Prospectus and Registration Exemptions);

(n)

“Person” means an individual, a corporation, a partnership, a government or any department or agency thereof, a trustee or an unincorporated organization, and pronouns have a similarly extended meaning;

(o)	“Province” means the Province of British Columbia;

(p)	“Purchasers” means all purchasers of the Units pursuant to the Offering, including the Purchaser;

(q)	“Regulation S” means Regulation S under the U.S. Securities Act;

(r)	“Securities” means the Common Shares, the Warrants and the Warrant Shares or any of them;

(s)	“Securities Commissions” means the British Columbia Securities Commission;

(t)

“Securities Laws” means, collectively, the applicable securities laws of each of the provinces of British Columbia, Alberta, and Ontario, and the respective regulations and rules made and forms prescribed thereunder together with all applicable published policy statements, blanket orders, rulings and notices of the securities commissions or other securities regulatory authority in each of the provinces of British Columbia, Alberta and Ontario;

(u)	“TSX” means the Toronto Stock Exchange;

(v)	“U.S. Accredited Investor Status Certificate” means the accredited investor status certificate required to be completed by the Purchaser, in the form of Schedule A attached hereto;

(w)	“U.S. Person” means a U.S. Person as that term is defined in Regulation S under the U.S. Securities Act;

(x)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended; and

(y)	“Warrant Shares” means the Common Shares issuable upon exercise of the Warrants.

All monetary amounts referenced in this Subscription Agreement are in U.S. dollars.

4.

Offering. Up to an aggregate of 15,000,000 Units may be issued pursuant to the Offering. The Company reserves the right to close the Offering in multiple tranches, so that one or more Closings may occur after the initial Closing.

5.

Warrants. Each whole Warrant entitles the Purchaser upon exercise in accordance with the provisions thereof to purchase one Common Share at any time during the period commencing on the Closing Date and ending on the date that is 18 months following the Closing Date at an exercise price of US$4.00 per Common Share. If the volume weighted average price of the Common Shares during any 20 day trading period averages more than US$6.00 per Common Share, the Company shall have the right to accelerate the warrant exercise period as set forth in the Warrant. No fractional Warrants will be issued.

The terms and conditions which will govern the Warrants will be set out in a Warrant certificate that will contain, among other things, provisions for the appropriate adjustment in the class, number and price of the Warrant Shares to be issued on the exercise of the Warrants upon the occurrence of certain events, such as a subdivision, consolidation or reclassification of the Common Shares.

6.	Delivery and Payment. The Purchaser agrees that the following shall be delivered to the Company on or before the Closing Time:

	(a)	a completed and signed copy of this Subscription Agreement, including all schedules hereto; and

(b)

a certified cheque or bank draft made payable by the Purchaser to the Company on the Closing Date, in same day freely transferable U.S. funds at par in Vancouver, British Columbia, in an amount equal to the Purchase Price, or such other method of payment against delivery of the Purchased Securities as the Company may accept.

The Purchaser consents to the filing of such documents as may be required to be filed with the TSX, the AMEX, or any other securities regulatory authority in connection with the transactions contemplated hereby.

7.

Closing. The transactions contemplated hereby will take place within 10 business days of acceptance by the Company of this Subscription Agreement. On the Closing, the Company will send to the Purchaser, by regular mail, a fully signed copy of this Agreement and the certificates representing the Purchased Securities. The Purchaser acknowledges that the Company will be required to endorse the certificates representing the Purchased Securities with such legends as may be required under applicable securities laws.

8.

Representations and Warranties of the Company. The Company represents and warrants to the Purchaser, as representations and warranties that are true as of the date of this offer and will be true as of the Closing Date, that:

(a)

Incorporation and Organization: The Company and each of its subsidiaries has been incorporated and organized and is a valid and subsisting corporation under the laws of the jurisdiction of their organization and has all requisite corporate power and authority to carry on its business as now conducted or proposed to be conducted and to own or lease and operate the property and assets thereof and the Company has all requisite corporate power and authority to enter into, execute and deliver each of the Agreements and to carry out the obligations thereof thereunder;

(b)

Authorized Capital: The Company is authorized to issue, an unlimited number of Common Shares without par value, of which, as of March 15, 2007, 121,378,876 Common Shares were issued and outstanding as fully paid and non-assessable shares;

(c)

Listing: The Common Shares are, and at the time of issue of the Purchased Securities will be, listed on the TSX and the AMEX and the Warrant Shares will have been conditionally listed on the TSX and AMEX, and except as set forth on Schedule 8(c), the Company has not, in the 12 months preceding the date hereof, received notice from the TSX or AMEX to the effect that the Company is not in compliance with their respective listing or maintenance requirements.

(d)

Certain Securities Law Matters: The Common Shares are listed only on the TSX and the AMEX, and the Company is a reporting issuer or the equivalent under the Securities Laws only in the provinces of British Columbia, Alberta and Ontario and the Common Shares are registered under Section 12(b) of the U.S. Exchange Act;

(e)

Resale of Securities in Canada: Under the Securities Laws presently in force, so long as the Company remains a reporting issuer or the equivalent under the Securities Laws, the Purchased Securities and the Warrant Shares will not be subject to a restricted period or statutory hold period under the Securities Laws or to any resale restriction under the policies of the TSX which extends beyond four months and one day after the Closing Date, subject to the provisions of the Securities Laws restricting resales by “control persons” and restricting a person wishing to resell the Purchased Securities and the Warrant Shares from: (i) making an unusual effort to prepare the market or to create a demand for such securities, (ii) paying an extraordinary commission or consideration to a person in respect of the trade and (iii) selling such securities at a time when the Purchaser is an insider or officer of the Company if, at the time of the trade, such person has reasonable grounds to believe that the Company is in default of securities legislation;

(f)

Rights Plan: The directors of the Company have adopted and the shareholders of the Company have confirmed the shareholder rights plan agreement dated as of December 4, 2003 between the Company and Pacific Corporate Trust Company and the Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its jurisdiction of organization that is or could become applicable to the Purchaser as a result of the Purchaser and the Company fulfilling their obligations or exercising their rights under the Agreements, including without limitation the Company’s issuance of the Purchased Securities and the Purchaser’s ownership of the Purchased Securities;

(g)

No Pre-emptive Rights: The issue of the Purchased Securities will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Company or to which the Company is subject. Upon exercise of the Warrant in accordance with its terms, the issuance of the Warrant Shares will not be subject to any pre-emptive right or other contractual right to purchase securities granted by the Company or to which the Company is subject;

(h)

The Offering: Assuming the representations and warranties of the Purchaser contained herein are true and correct at the Closing Date, the execution of this Subscription Agreement and the issue by the Company to the Purchaser of the Purchased Securities will be exempt from the registration and prospectus requirements of the Securities Laws and from the registration requirements of the U.S. Securities Act;

(i)

Issue of Purchased Securities: All necessary corporate action has been taken to authorize the issue and sale of, and the delivery of certificates representing, the Purchased Securities, and upon exercise of the Warrant in accordance with its terms, the Warrant Shares, and, upon payment of the requisite consideration therefor, the Purchased Securities will be validly issued fully paid and non-assessable and upon exercise of the Warrant in accordance with its terms, the Warrant Shares will be validly issued, fully paid and non-assessable;

(j)	Timely Disclosure: There has not occurred any material change in the business, operations or capital of the Company which has not been publicly disclosed;

(k)

No Cease Trade Order: No order preventing, ceasing or suspending trading in any securities of the Company or prohibiting the issue and sale of securities by the Company has been issued and no proceedings for either of such purposes have been instituted or, to the best of the knowledge of the Company, are pending, contemplated or threatened;

(l)	Foreign Issuer: The Company is a Foreign Issuer which does not have a “substantial U.S. market interest” (as such terms are defined in Regulation S);

(m)

Authority and Authorization: The Company has full corporate power and authority to enter into each of the Agreements and to do all acts and things and execute and deliver all documents as are required hereunder to be done, observed, performed or executed and delivered by it in accordance with the terms thereof and the Company has taken all necessary corporate action to authorize the execution, delivery and performance of each of the Agreements and to observe and perform the provisions of each of the Agreements in accordance with the provisions thereof including, without limitation, the issuance of the Purchase Securities, and the reservation for issuance and the issuance of the Warrant Shares upon exercise of the Warrant in accordance with its terms, to the Purchaser for the consideration and upon the terms and conditions set forth therein;

(n)

Validity and Enforceability: Each of the Agreements has been authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms;

(o)

No Conflicts. The execution, delivery and performance of the Agreements by the Company and the consummation by the Company of the transactions contemplated thereby (including, without limitation, the issuance of the Purchased Securities, and reservation for issuance and issuance upon exercise of the Warrant of the Warrant Shares) do not and will not (i) conflict with or violate any provision of the Company’s or any subsidiary’s organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a subsidiary is subject (including United States federal and state securities laws, the Securities Laws and regulations and regulations of TSX and AMEX), or by which any property or asset of the Company or a subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect;

(p)

Filings, Consents and Approvals. Except for the filing of a Form 6-K with the SEC describing the terms of the transactions contemplated hereby, the filing of Form D, any filings required to be made under state or “blue sky” securities laws, and any required filings or notifications regarding the issuance or listing of additional securities with the TSX and AMEX, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Agreements;

(q)

Securities Laws Reports. All reports and other documents required to be filed pursuant to the United States federal securities laws and the Securities Laws (collectively, “Public Filings”) made since January 1, 2005, complied as to form in all material respects with the requirements of such laws, and as of their respective filing dates, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Filings made since January 1, 2005, are the only public filings required of the Company pursuant to the United States federal securities laws and the Securities Laws since January 1, 2005. The financial statements included in the Public Filings present fairly and accurately in all material respects the financial position of the Company as of the dates shown and its results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in Canada applied on a consistent basis and reconciled to U.S. generally accepted accounting principles in accordance with Item 17 of Form 20-F (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements). Except as set forth in the financial statements of the Company included in the Public Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those which individually or in the aggregate would not have a Material Adverse Effect;

(r)

Litigation. Except as set forth on Schedule 8(r), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the securities of the Company, any subsidiary or any of their respective officers, directors or properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority or the TSX or AMEX (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Agreements or the Purchased Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under United States securities laws or the Securities Laws or a claim of breach of fiduciary duty. Except as set forth on Schedule 8(r), there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by any securities regulatory authority involving the Company or any current or former director or officer of the Company. No securities regulatory authority has issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company;

(s)

Compliance. Neither the Company nor any subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any subsidiary under), nor has the Company or any subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in the case of (i), (ii) and (iii) as could not reasonably be expected to result in a Material Adverse Effect;

(t)

Regulatory Permits. The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate governmental regulatory authorities necessary to conduct their respective, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit;

(u)

Title to Assets. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and its subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, except for liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and liens for the payment of taxes, the payment of which is neither delinquent nor subject to penalties. All real property and facilities held under lease by the Company and the subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and its subsidiaries are in compliance;

(v)

Insurance. The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and its subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost;

(w)

Placement Agent's Fees. Except as set forth on Schedule 8(w), no brokerage or finder's fee or commission are or will be payable to any Person with respect to the transactions contemplated by the Agreements based upon arrangements made by the Company or any of its affiliates. The Company agrees that it shall be responsible for the payment of any placement agent's fees, financial advisory fees, or brokers' commissions (other than for persons engaged by Purchaser) relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Purchaser harmless against, any liability, loss or expense (including, without limitation, attorney's fees and out-of-pocket expenses) arising in connection with any claim for any such fees or commissions;

(x)

Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company”, an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company”, within the meaning of the United States Investment Company Act of 1940, as amended;

(y)

Environmental Laws. The Company and each of its subsidiaries (a) are in compliance with any and all Environmental Laws (as hereinafter defined), (b) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (c) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (a), (b) and (c), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder; and

(z)

Disclosure. All disclosure provided to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

The Company agrees that by delivering the Purchased Securities to the Purchaser on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Company at the Closing Time and that they shall survive the purchase by the Purchaser of the Purchased Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Purchased Securities. The Company undertakes to notify the Purchaser immediately of any change in any representation, warranty or other information relating to the Company set forth herein which takes place prior to the Closing Time.

9.	Covenants of the Company. The Company hereby covenants and agrees with the Purchaser as follows:

	(a)	Consents and Approvals: Immediately following the acceptance by the Company hereof, the Company will:

		(i)	obtain, to the extent not already obtained, the necessary regulatory consents from the TSX and the AMEX and, to the extent necessary, from the Securities Commission for the Offering;

		(ii)	arrange for the conditional listing of the Common Shares and the Warrant Shares on the TSX and the AMEX as soon as possible; and

		(iii)	comply with the filing requirements of the Securities Laws and maintain in good standing the listing of the Common Shares on the TSX and the AMEX for the term of the Warrants.

	(b)	General: The Company will:

(i)

fulfill all legal requirements to permit the issue, offering and sale of the Units as contemplated in this Subscription Agreement including, without limitation, compliance with the Securities Laws and the U.S. Securities Act to enable the Units to be offered for sale and sold to the Purchaser without the necessity of filing a prospectus or registration statement;

		(ii)	perform and carry out all of the acts and things to be completed by it as provided in this Subscription Agreement; and

		(iii)	forthwith after the Closing Date file such document as may be required under the Securities Laws relating to the Offering;

	(c)	Use of Proceeds: The Company will use the net proceeds from the sale of the Purchased Securities for:

		(i)	the advancement of the Company’s NorthMet copper-nickel-precious metals project in northern Minnesota, including initial payments on long lead-time equipment and detailed engineering; and

		(ii)	for working capital and general corporate purposes;

(d)

Directed Selling Efforts and General Advertising: Prior to the completion of the Offering, the Company will not engage in any “directed selling efforts” as defined in Regulation S or any “general solicitation” or “general advertising” as those terms are used in Regulation D with respect to the Purchased Securities and while the Warrants are outstanding, the Company will not engage in any “directed selling efforts” or any “general solicitation” or “general advertising” with respect to the Warrant Shares; and

(e)

Disclosure of Transactions and Other Material Information. On the first business day following the date of the this Agreement, the Company shall issue a press release and file a report on Form 6-K describing the terms of the transactions contemplated hereby in the form required by the U.S. Exchange Act and attaching the material documents (including, without limitation, this Agreement and the form of the Warrant) as exhibits to such filing (including all attachments, the "6-K Filing"). The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Purchaser with any material, nonpublic information regarding the Company from and after the filing of the 6-K Filing with the SEC without the express written consent of the Purchaser. If a Purchaser has, or believes it has, received any such material, nonpublic information regarding the Company, it shall provide the Company with written notice thereof.

10.	Conditions of Closing. The obligations of the Purchaser and the Company to complete the purchase and sale of the Purchased Securities as contemplated hereby shall be conditional upon:

(a)

the receipt of all regulatory approvals in connection with the purchase and sale of the Purchased Securities, including the approval of the TSX and the AMEX and the additional listing of the Common Shares and the Warrant Shares; and

(b)

the receipt, if necessary, of any waivers under the shareholder rights plan agreement dated as of December 4, 2003 between the Company and Pacific Corporate Trust Company so as to ensure that the Offering does not trigger the application of such plan.

The Purchaser acknowledges and agrees that the sale of the Purchased Securities is subject to the condition that the Purchaser (or, if applicable, any others for whom the Purchaser is contracting hereunder) sign and return to the Company all relevant documentation required by applicable Securities Laws and the rules, regulations and policies of the TSX and the AMEX. The Purchaser acknowledges and agrees that the Company will be required to provide to the applicable securities regulatory authorities a list setting forth, among other things, the identities of the Purchasers of the Purchased Securities. Notwithstanding that the Purchaser may be purchasing the Purchased Securities as an agent on behalf of an undisclosed principal, the Purchaser has provided particulars as to the identity of such undisclosed principal on the face page hereof in accordance with the instructions thereon.

11.

Acceptance or Rejection. The Purchaser acknowledges and agrees that the acceptance of this offer will be conditional upon the sale of the Purchased Securities to the Purchaser (and if the Purchaser acts as agent for a beneficial purchaser, to the beneficial purchaser) being exempt from any prospectus or offering memorandum requirements of all applicable Securities Laws in the Province and the registration requirements of the U.S. Securities Act and the obtaining by the Company of from approval from the TSX and AMEX. The Company will be deemed to have accepted this offer upon the Company’s execution of the acceptance form at the end of this Subscription Agreement.

12.

Purchaser’s Representations and Warranties. The Purchaser represents and warrants to the Company, as representations and warranties that are true as of the date of this offer and will be true as of the Closing Date, that:

(a)

Authorization and Effectiveness. If the Purchaser is a corporation, the Purchaser is a valid and subsisting corporation, has the necessary corporate capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has taken all necessary corporate action in respect thereof, or, if the Purchaser is an individual, partnership, syndicate or other form of unincorporated organization, the Purchaser has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof, and, in either case, upon acceptance by the Company, this offer will constitute a legal, valid and binding contract of the Purchaser enforceable against the Purchaser in accordance with its terms and will not result in a violation of any of the Purchaser’s constating documents or any agreement to which the Purchaser is a party or by which it is bound;

(b)

No Conflicts. The execution, delivery and performance of the Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Purchaser’s organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Purchaser or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument to which the Purchaser is a party or by which any property or asset of the Purchaser is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Purchaser is subject, or by which any property or asset of the Purchaser is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect;

(c)

Residence. The Purchaser is a resident of the jurisdiction referred to under “Name and Address of Purchaser” set out on the face page hereof and has received and accepted the offer to purchase the Purchased Securities in such jurisdiction. In addition: (i) the Purchaser is not a U.S. Person and is not and will not be purchasing the Purchaser’s Purchased Securities for the account or benefit of any U.S. Person or a person in the United States; (ii) the Common Shares, the Warrants and the Warrant Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States (and the Company has no obligation to register any such securities) and that the sale contemplated hereby is being, and the issuance of the Warrant Shares upon exercise of the Warrants will be, made in reliance on an exemption from registration available under Rule 903 of Regulation S; (iii) the Purchaser was not offered the Purchased Securities in the United States; (iv) at the time the Purchaser originated the buy order for the Purchaser’s Purchased Securities, the Purchaser was outside the United States; and (v) this Subscription Agreement was not executed or delivered in the United States;

(d)

Purchasing as Principal. The Purchaser is purchasing the Purchased Securities as principal, for its own account and not for the benefit of any other person, or is deemed to be purchasing as principal under applicable Securities Laws;

(e)

Purchasing for Investment Only. The Purchaser and each beneficial purchaser for whom it is purchasing is purchasing the Purchased Securities, and will acquire the Units for investment purposes only and not with a view to resale or distribution;

(f)	Purchaser has Benefit of Statutory Exemption. The Purchaser as the case may be is an Accredited Investor and it specifically represents and warrants that one or more of the categories set forth in the Accredited Investor Status Certificate correctly, and in all respects, describes the Purchaser and will describe the Purchaser at Closing, and the Purchaser has so indicated by marking the box next to the category which so describes it and duly executing and delivering the Accredited Investor Status Certificate herewith;

(g)	British Columbia Securities Law Matters. The Purchaser, if not a resident of British Columbia, certifies that it is not resident in British Columbia and acknowledges that:

	(i)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchased Securities;

	(ii)	there is no government or other insurance covering the Purchased Securities;

	(iii)	there are risks associated with the purchase of the Purchased Securities;

(iv)

there are restrictions on the Purchaser’s ability to resell the Purchased Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Purchased Securities;

(v)

as a consequence of acquiring the Purchased Securities pursuant to exemptions from registration and prospectus requirements under the Securities Laws, certain protections, rights and remedies provided by the Securities Laws, including statutory rights of rescission or damages, will not be available to the Purchaser; and

(vi)

the Company has advised the Purchaser that the Company is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Act and, as a consequence of acquiring Purchased Securities pursuant to this exemption, certain protections, rights and remedies provided by the Act, including statutory rights of rescission or damages, will not be available to the Purchaser;

(h)

Company or Unincorporated Organization. If the Purchaser is a corporation or a partnership, syndicate, trust or other form of unincorporated organization, the Purchaser was not incorporated or created solely, nor is it being used primarily to permit purchases without a prospectus or registration statement under applicable law;

(i)

Absence of Offering Memorandum. The Purchaser was not provided with, has not requested, and does not need to receive an offering memorandum or a prospectus as defined in applicable Securities Laws. The Offering and sale of the Purchased Securities to the Purchaser were not made as a result of any general solicitation or general advertising in the printed media of general and regular paid circulation, radio or television or any other form of advertisement and, except for this Subscription Agreement, the only documents, if any, delivered or otherwise furnished to the Purchaser in connection with such Offering and sale were a term sheet, copies of news releases issued by the Company and the Information, which documents the Purchaser acknowledges do not, individually or collectively, constitute an offering memorandum or similar document;

(j)	Material Information. The Purchaser is not purchasing the Purchased Securities with knowledge of material information concerning the Company which has not been generally disclosed;

(k)

No Trading Market; Liquidity. The Purchaser acknowledges that while the Common Shares and the Warrant Shares will be conditionally listed on the TSX and the AMEX, there is no trading market for the Warrants, and no such market is expected to develop; that the Purchaser has no present need for liquidity in its or his investment in the Company, and is in a financial position to bear the economic risk of the Purchased Securities for an indefinite period of time and to withstand a complete loss of its or his investment in the Purchased Securities; and that the Company is not obligated to file and has no present intention registering its Securities under the U.S. Securities Act or any applicable state securities laws and that the contemplated sale is being made in reliance on a private placement exemption to Accredited Investors;

(l)

Investment Suitability. The Purchaser has obtained, to the extent it or he deems necessary, its own professional advice with respect to the risks inherent in the investment in the Purchased Securities, and the suitability of the investment in the Purchased Securities in light of its financial condition and investment needs and those of any other beneficial purchaser referred to in subparagraph (e) above; and the Purchaser, and any beneficial purchaser referred to in subparagraph (e) above, has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment hereunder in the Purchased Securities and is able to bear the economic risk of loss of such investment;

(m)

Brokers and Finders. There is no person acting or purporting to act on behalf of the Purchaser in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee. If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Purchased Securities, the Purchaser covenants to indemnify and hold harmless the Company and the Agent with respect thereto and with respect to all costs reasonably incurred in the defence thereof;

(n)

Prohibited Transactions. Since the time when the Purchaser was first contacted by the Company regarding the transactions contemplated hereby, neither the Purchaser nor any Affiliate of the Purchaser nor any person acting on behalf of or pursuant to any understanding with the Purchaser (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the U.S. Securities Exchange Act of 1934, as amended) with respect to Common Shares, granted any other right (including without limitation, any put or call option) with respect to the Common Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Common Shares (each, a “Prohibited Transaction”), and neither the Purchaser nor its Trading Affiliates will enter into a Prohibited Transaction after the date hereof until the transactions contemplated hereby are announced pursuant to the filing of a Form 6-K with the U.S. Securities and Exchange Commission announcing the transactions contemplated hereby;

(o)

Purchasers in Jurisdictions other than Canada. If the Purchaser is a resident of or otherwise subject to the securities legislation of a jurisdiction other than Canada, the purchase of the Purchased Securities by such Purchaser does not contravene the applicable securities legislation in the jurisdiction in which it is resident or to which it is subject and does not trigger any obligation to prepare and file a prospectus, registration statement or similar document, or any other report with respect to such purchase, or any registration or other obligation on the part of the Company;

(p)	Absence of Certain Representations. No Person has made to the Purchaser any written or oral representation:

	(i)	that any Person will resell or repurchase any of the Securities;

	(ii)	that any Person will refund the purchase price of any of the Securities; or

	(iii)	as to the future price or value of the Securities; and

(q)

Compliance. If required by applicable United States federal or state securities laws of the Company, the Purchaser will execute, deliver and file or assist the Company in filing such reports, undertakings and other documents with respect to the issue of the Purchased Securities as may be required by any securities commission, stock exchange or other regulatory authority.

The Purchaser acknowledges and agrees that the foregoing representations and warranties are made by it with the intention that they may be relied upon in determining its eligibility or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Purchased Securities under relevant securities legislation. The Purchaser further agrees that by accepting delivery of the Purchased Securities on the Closing Date, it shall be representing and warranting that the foregoing representations and warranties are true and correct as at the Closing Date with the same force and effect as if they had been made by the Purchaser at the Closing Time and that they shall survive the purchase by the Purchaser of the Purchased Securities and shall continue in full force and effect notwithstanding any subsequent disposition by the Purchaser of the Purchased Securities. The Purchaser undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Purchaser set forth herein which takes place prior to the Closing Time.

13.

Purchaser’s Expenses. The Purchaser acknowledges and agrees that all costs and expenses incurred by the Purchaser (including any fees and disbursements of special counsel retained by the Purchaser) relating to the purchase of the Purchased Securities shall be borne by the Purchaser.

14.

Resale Restrictions. Notwithstanding any other provision of this Agreement, including section 8(e), the Purchaser understands and acknowledges that the Purchased Securities will be subject to certain resale restrictions under applicable Securities Laws and the U.S. Securities Act and the Purchaser agrees to comply with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to applicable resale restrictions and that it is solely responsible (and the Company is not in any manner responsible) for complying with such restrictions. Without limiting the foregoing, the Purchaser acknowledges and agrees that none of the Securities may be offered, sold or otherwise transferred in the United States or to or for the account or benefit of a U.S. Person or a person in the United States, unless registered under the U.S. Securities Act and applicable state securities laws, or an exemption from registration is available. The Purchaser further understands and acknowledges that the exercise of the Warrants will be subject to certain restrictions under the U.S. Securities Act, and these Securities may not be converted or exercised by or on behalf of any U.S. Person or person in the United States, unless registered under the U.S. Securities Act and applicable state securities laws or an exemption from such registration is available and the Purchaser agrees to comply with such restrictions. The Purchaser also acknowledges that it has been advised to consult its own legal advisors with respect to such restrictions on exercise and that it is solely responsible (and the Company is not in any manner responsible) for complying with such restrictions.

For purposes of complying with applicable Securities Laws, the Purchaser understands and acknowledges that all of the certificates representing the Common Shares, the Warrants, and the Warrant Shares shall bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE • ”,

with the “•” completed to reflect a date that is four months plus one day following the Closing Date.

For purposes of complying with the U.S. Securities Act and applicable state securities laws, the Purchaser understands and acknowledges that the certificates representing the Common Shares and the Warrants will provide, and the Purchaser acknowledges and agrees, that if the Warrants are exercised outside the United States and not by or on behalf of a U.S. Person or a person in the United States, at a time when the Company is not a Foreign Issuer, the Warrant Shares issued upon such conversion or exercise will be “restricted securities” as defined in Rule 144 under the U.S. Securities Act, that such securities may not be offered or sold by the holder thereof without registration under the U.S. Securities Act, except to the Company, outside the United States in compliance with Rule 903 or 904 of Regulation S, or within the United States in compliance with Rule 144 under the U.S. Securities Act or another exemption from registration under the U.S. Securities Act and applicable state securities laws, and that the certificates representing any such Warrant Shares will bear a legend to such effect and will bear a legend to such effect in the case of a sale in compliance with Rule 903 or 904 of Regulation S. The Purchaser further understands and acknowledges that the Company (i) is not obligated to remain a Foreign Issuer, (ii) may not, at the time the Warrants are to be exercised, or Warrant Shares are to be sold, or at any other time, be a “Foreign Issuer,” and (iii) may engage in one or more transactions that could cause the Company not to be a Foreign Issuer, and, (iv) that the Company will not be a Foreign Issuer at any time that it fails to satisfy the definition of “foreign private issuer” set forth in Schedule C hereto.

15.

Legal and Tax Advice. The Purchaser acknowledges and agrees that it is solely responsible for obtaining such legal advice and tax advice as it considers appropriate in connection with the execution, delivery and performance by it of this Subscription Agreement and the completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, the Purchaser acknowledges that purchasing, holding and disposing of the Purchased Securities may have tax consequences under the laws of both Canada and the United States, and that it is solely responsible for determining the tax consequences applicable to its particular circumstances and that the Purchaser has been advised by the Company to consult its own tax advisors concerning investment in the Purchased Securities. The Purchaser acknowledges and agrees that Farris,

Vaughan, Wills & Murphy LLP and Troutman Saunders, LLP have acted as counsel only to the Company, and that such firms are not protecting the rights and interests of the Purchaser.

16.

No Revocation. The Purchaser agrees that this offer is made for valuable consideration and, upon acceptance by the Company in accordance with the provisions hereof, may not be withdrawn, cancelled, terminated or revoked by the Purchaser without the consent of the Company. Further, the Purchaser expressly waives and releases the Company from all rights of withdrawal or rescission to which the Purchaser might otherwise be entitled pursuant to the Securities Laws.

17.

No Review. The Purchaser acknowledges that no securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body (including, without limitation, the SEC or any state securities commission) has reviewed or passed on the merits of the Common Shares, the Warrants or the Warrant Shares.

18.

Indemnity. The Purchaser agrees to indemnify and hold harmless the Company and its directors, officers, employees, agents, advisers and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, law suit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Purchaser contained herein or in any document furnished by the Purchaser to the Company in connection herewith being untrue in any material respect or any breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any document furnished by the Purchaser to the Company in connection herewith.

The Company agrees to defend, indemnify and hold harmless the Purchaser and shall reimburse the Purchaser for, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) (collectively, “Losses”) directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company contained in the this Agreement or in any certificate, document, or instrument delivered to the Purchaser pursuant hereto.

19.	Finder’s Fee. The Company may pay a finder’s fee to certain parties that the Company believes have provided material services in connection with one or more subscriptions.

20.

Collection of Personal Information. The Purchaser acknowledges and consents to the fact that the Company is collecting the Purchaser’s personal information for the purposes of completing the transactions contemplated hereby, including registering the Purchaser as a warrantholder and/or shareholder of the Company, as the case may be, and communicating with the Purchaser as a warrantholder and/or shareholder. The Purchaser further acknowledges and consents to the fact that the Company may be required to provide securities regulatory authorities, stock exchanges or markets on which the Securities of the Company are listed or other regulatory agencies pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) with any such personal information.

21.

Modification. Subject to the terms hereof, neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

22.

Assignment. The terms and provisions of this Subscription Agreement shall be binding upon and enure to the benefit of the Purchaser, the Company and their respective successors and assigns; provided that this Subscription Agreement shall not be assignable by any party without the prior written consent of the other party.

23.

Miscellaneous. All representations, warranties, agreements and covenants made or deemed to be made by the Purchaser and the Company herein will survive the execution and delivery, and acceptance, of this offer and the Closing. This Subscription Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile or other electronic form, shall be deemed to be an original and all of which together shall constitute one and the same document.

24.

Governing Law. This Subscription Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. The Purchaser on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, hereby irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia with respect to any matters arising out of this Subscription Agreement.

25.

Facsimile Subscriptions. The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Subscription Agreement, including the completed schedules hereto, and acceptance by the Company of such facsimile copy shall be legally effective to create a valid and binding agreement between the Purchaser and the Company in accordance with the terms hereof.

26.

Entire Agreement and Headings. This Subscription Agreement (including the schedules hereto) contains the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein. This Subscription Agreement may be amended or modified in any respect by written instrument only. The headings contained herein are for convenience only and shall not affect the meanings or interpretation hereof.

27.	Time of Essence. Time shall be of the essence of this Subscription Agreement.

28.	Effective Date. This Subscription Agreement is intended to and shall take effect on the Closing Date, notwithstanding its actual date of execution or delivery by any of the parties.

29.

Independent Nature of Purchasers’ Obligations and Rights. Contemporaneously with this execution and delivery of this Agreement, the Company will execute and deliver one or more Subscription Agreements (the "Other Subscription Agreements") with other Purchasers (the "Other Purchasers”). The obligations of the Purchaser under this Agreement is several and not joint with the obligations of the Other Purchasers under the Other Subscription Agreements, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser under the Other Subscription Agreements. Nothing contained herein or in any Other Subscription Agreement, and no action taken by the Purchaser pursuant hereto and the Other Purchasers pursuant thereto, shall be deemed to constitute the Purchaser and the Other Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser and the Other Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Other Subscription Agreements. The Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.

     IN WITNESS WHEREOF the undersigned has executed this Subscription Agreement on the ____ day of March, 2007.

Signature of Purchaser (if an individual)	Name of Purchaser (if not an individual)

Per:
Name of Purchaser (if an individual)
Title:

A C C E P T A N C E

     The foregoing is acknowledged, accepted and agreed to this ____ day of __________, 2007.

POLYMET MINING CORP.

Per:
Authorized Signatory

SCHEDULE A

ACCREDITED INVESTOR STATUS CERTIFICATE

The undersigned Purchaser, a resident of, or otherwise subject to the securities laws of, the Province of British Columbia, Alberta and Ontario hereby represents, warrants and certifies, as an integral part of the attached Subscription Agreement, that he, she or it is and at Closing will be, correctly and in all respects described by the category or categories set forth directly next to which the Purchaser has marked below.

[MARK BELOW THE CATEGORY OR CATEGORIES WHICH DESCRIBES YOU]

[ ]	(1)	a Canadian financial institution, or a Schedule III bank.

[ ]	(2)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada).

[ ]	(3)
a subsidiary of any person referred to in paragraphs (1) or (2), if the person owns all of the voting securities of the subsidiary, except the voting securities re[ ]uired by law to be owned by directors of that subsidiary.

[ ]	(4)
a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador).

[ ]	(5)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (4).

[ ]	(6)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada.

[ ]	(7)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government.

[ ]	(8)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada.

[ ]	(9)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000.

[ ]	(10)
an individual whose net income before taxes exceeded $200,000 in each of the 2 most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the 2 most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year.

[ ]	(11)	an individual who, either alone or with a spouse, has net assets of at least $5,000,000.

[ ]	(12)	a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements.

[ ]	(13)	an investment fund that distributes or has distributed its securities only to

		(a)	a person that is or was an accredited investor at the time of the distribution,

(b)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106, or

(c)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106.

[ ]	(14)	an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator has issued a receipt.

[ ]	(15)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be.

[ ]	(16)	a person acting on behalf of a fully managed account managed by that person, if that person

(a)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(b)	in Ontario, is purchasing a security that is not a security of an investment fund.

[ ]	(17)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded.

[ ]	(18)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (1) to (4) or paragraph (9) in form and function.

[ ]	(19)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors.

[ ]	(20)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser.

[ ]	(21)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario, the regulator as

(c)	an accredited investor, or

(d)	an exempt purchaser in Alberta or British Columbia after NI 45-106 comes into force.

Note: A summary of the meanings of some of the terms used in this Accredited Investor Status Certificate follows the signature block below.

DATED _______________, 2007

Signature of Purchaser

Name of Purchaser

Address of Purchaser

For the purposes of this Accredited Investor Status Certificate, the following definitions are included for convenience:

(e)	“affiliate” means that an issuer is an affiliate of another issuer if:

	(i)	one of them is the subsidiary of the other, or

	(ii)	each of them is controlled by the same person.

(f)	“company” means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

(g)	“control person” means:

	(i)	for the purposes of British Columbia law,

		(A)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(B)

each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

	(ii)	for the purposes of Alberta and Ontario law,

		(A)	any person of company that holds or is one of a combination of persons or companies that holds:

			(1)	a sufficient number of any of the securities of an issuer so as to affect materially the control of that issuer, or

			(2)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

(h)	“entity” means a company, syndicate, partnership, trust or unincorporated organization;

(i)	“financial assets” means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the securities legislation;

(j)

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

(k)	“mutual fund” means:

	(i)	for the purposes of British Columbia law,

(A)

an issuer of a security that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the security,

		(B)	an issuer described in an order that the commission may make under section 3.2 of the Securities Act (B.C.), and

		(C)	an issuer that is in a class of prescribed issuers,

but does not include an issuer, or a class of issuers, described in an order that the commission may make under section 3.1 of the Securities Act (B.C.);

	(ii)	for the purposes of Alberta law,

(A)

an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer, or

		(B)	an issuer that is designated as a mutual fund under section 10 of the Alberta Securities Act (Alberta) or in accordance with the regulations,

but does not include an issuer, or class of issuers, that is designated under section 10 of the Alberta Securities Act (Alberta) not to be a mutual fund;

(iii)

for the purposes of Ontario law, an issuer whose primary purpose is to invest money provided by its security holders and whose securities entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value as a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

(l)	“non-redeemable investment fund” means an issuer:

	(i)	whose primary purpose is to invest money provided by its security holders;

	(ii)	that does not invest,

		(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

	(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(iii)	that is not a mutual fund;

(m)	“person” includes

	(i)	an individual,

	(ii)	a corporation,

	(iii)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

	(iv)	an individual or other person in that person's capacity as a trustee, executor, administrator or personal or other legal representative;

(n)	“portfolio adviser” means:

	(i)	a portfolio manager; or

(ii)

a broker or investment dealer exempted from registration as an adviser under section 148 of the regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of the Toronto Stock Exchange or the Investment Dealers’ Association of Canada referred to in that section;

(o)	“related liabilities” means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets or liabilities that are secured by financial assets; and

(p)	“spouse” means an individual who:

	(i)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada) from the other individual,

	(ii)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

	(iii)	in Alberta, is an individual referred to in paragraph (i) or (ii), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

(q)	“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary.

SCHEDULE B

DEFINITION OF “FOREIGN PRIVATE ISSUER”

     Foreign private issuer. The term “foreign private issuer” means any issuer incorporated or organized under the laws of any country other than the United States, except an issuer meeting the following conditions:

(1)	More than 50 percent of the outstanding voting securities of such issuer are directly or indirectly owned of record by residents of the United States; and

(2)	Any of the following:

	(i)	The majority of the executive officers or directors are United States citizens or residents;

	(ii)	More than 50 percent of the assets of the issuer are located in the United States; or

	(iii)	The business of the issuer is administered principally in the United States.

SCHEDULE 8(c)

     On January 10, 2007, PolyMet Mining Corp. (the ‘Company”) received a “warning letter” from the American Stock Exchange (“AMEX”) stating that the Company was not in compliance with AMEX rules regarding the listing of additional shares. Specifically, on December 20, 2006, the Company issued 2,000,000 shares of its common stock to Cleveland-Cliffs, Inc. (“Cliffs”) in connection with the Company’s acquisition of property and associated rights from Cliffs Erie L.L.C., a wholly-owned subsidiary of Cliffs, prior to obtaining AMEX’s approval of such issuance, as is required by Section 301 of the AMEX Company Guide. The Company submitted the required application on January 10, 2007 for the listing of such additional securities, and approval was granted on March 20, 2007.

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SCHEDULE 3(r)

     On January 10, 2007, PolyMet Mining Corp. (the ‘Company”) received a “warning letter” from the American Stock Exchange (“AMEX”) stating that the Company was not in compliance with AMEX rules regarding the listing of additional shares. Specifically, on December 20, 2006, the Company issued 2,000,000 shares of its common stock to Cleveland-Cliffs, Inc. (“Cliffs”) in connection with the Company’s acquisition of property and associated rights from Cliffs Erie L.L.C., a wholly-owned subsidiary of Cliffs, prior to obtaining AMEX’s approval of such issuance, as is required by Section 301 of the AMEX Company Guide. The Company submitted the required application on January 10, 2007 for the listing of such additional securities, and approval was granted on March 20, 2007.